I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BIG FLASH CORPORATION", CHANGING ITS NAME FROM "BIG FLASH CORPORATION" TO "INTELGENX TECHNOLOGIES CORP.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF AUGUST, A.D. 2006, AT 1:08 O'CLOCK P.M.

 A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:09 PM 08/11/2006
FILED 01:08 PM 08/11/206
SRV 060754579 - 3075071 FILE

CERTIFICATE OF AMENDMENT

OF

OF CERTIFICATE OF INCORPORATION

OF

BIG FLASH CORPORATION
_________________________________

Under Section 242 of the
General Corporation Law

The undersigned, Horst Zerbe, President of Big Flash Corporation, does hereby certify:

1.         The name of the corporation is Big Flash Corporation (the "Corporation").

2.         The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of Delaware on July 27,1999.

3.         The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation from BIG FLASH CORPORATION to INTELGENX TECHNOLOGIES CORP.

To effect such amendment, Paragraph "1" of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

"1. The name of the Corporation is INTELGENX TECHNOLOGIES CORP.

4.         The foregoing amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has subscribed this Certificate and affirmed it as true under penalties of perjury this 10th day of August, 2006.

BIG FLASH CORPORATION

By:	/s/ Horst Zerbe
Horst Zerbe, President